UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 13, 2006

Date of Report (Date of earliest event reported)

DJO INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	001-16757	33-0978270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1430 Decision Street
Vista, California		92081
(Address of principal executive offices)		(Zip Code)

(800) 336-5690

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Offices; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) (1)  On December 13, 2006, the Board of Directors of DJO Incorporated (the “Company”) adopted the Company’s management incentive bonus plan for calendar year 2007 (the “Bonus Plan”).  The Bonus Plan provides for a cash bonus to eligible management participants, who include the Company’s executive officers, if the Company reports operating income of a targeted amount (“Targeted Operating Income”).  Targeted Operating Income is defined as operating income in accordance with generally accepted accounting principles, excluding the expense charge for employee stock options calculated in accordance with Financial Accounting Standard 123R.  Each participant in the Bonus Plan is assigned a target percentage of base salary, which percentage will be paid if the Company reports the Target Operating Income and if the individual otherwise meets personal performance expectations.  For 2007, the target bonus for the Company’s Chief Executive Officer is 75% of base salary and the target bonus for the other executive officers is 60% of base salary.  The Bonus Plan contains both a quarterly and annual component.  If the Targeted Operating Income for any quarter is met, then up to 12.5% of the target bonus is payable to participants based on the extent to which they meet their personal performance goals.  Up to the remaining 50% of the target bonus is payable if the Target Operating Income for the 2007 year is met and will be paid to participants based on the extent to which they meet their personal goals.  The Bonus Plan provides that 40% of the targeted bonus is payable if at least 90% of the Targeted Operating Income is achieved, with payout amounts prorated between 90% and 100% of Targeted Operating Income.  Similarly, as much as 180% of target bonus is payable if 120% of Targeted Operating Income is achieved, with payout amounts prorated between 100% and 120% of Targeted Operating Income.

(e)(2)  On December 13, 2006, the Company’s Board of Directors amended the Company’s 2001 Omnibus Plan under which stock options are awarded to eligible employees.  In addition to certain conforming and technical changes, Amendment Number One (the “Amendment”) to the Omnibus Plan modified the section dealing with adjustments to options available under the Omnibus Plan and options outstanding under said plan in the event of a stock split, stock dividend, reorganization, merger or other similar event.  If such event occurs and adjustments are needed to the options available and outstanding under the Omnibus Plan to prevent unfair treatment, then appropriate adjustments will be made automatically to the options without the necessity of any discretionary action by the Board of Directors or any committee thereof.  A copy of the Amendment is included as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Document
99.1	Amendment Number One to the dj Orthopedics, Inc. 2001 Omnibus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJO INCORPORATED
(Registrant)

Date:	December 19, 2006	BY:	/s/ Donald M. Roberts
Donald M. Roberts
Senior Vice President, General Counsel and Secretary